                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14C-5(D)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                          USF&G PACHOLDER FUND, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             PACHOLDER FUND, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          USF&G PACHOLDER FUND, INC.

                        8044 Montgomery Road, Suite 382
                             Cincinnati, OH 45236

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 30, 1998

                             ---------------------

  NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of USF&G Pacholder Fund, Inc. (the "Fund") will be held on Tuesday, June 30, 1998, at 10 o'clock a.m., Eastern Time, at The Harley Hotel, 8020 Montgomery Road, Cincinnati, Ohio, for the following purposes:

    1. To elect a Board of four Directors to serve until the next annual meeting and until their successors are elected and qualified;

    2. To approve or disapprove a new investment advisory agreement between the Fund and Pacholder & Company, LLC;

    3. To ratify or reject the selection of the firm of Deloitte & Touche LLP as the Fund's independent accountants for the fiscal year ending December 31, 1998; and

    4. To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.

                                          James P. Shanahan, Jr.
                                              Secretary

  Stockholders of record as of the close of business on June 1, 1998 are entitled to notice of and to vote at the meeting.

June 1, 1998


   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP ENSURE A QUORUM AT THE MEETING AND AVOID THE EXPENSE TO THE FUND OF FURTHER SOLICITATION.

                          USF&G PACHOLDER FUND, INC.

                        8044 Montgomery Road, Suite 382
                             Cincinnati, OH 45236

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

  This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of USF&G Pacholder Fund, Inc. (the "Fund") for use at the annual meeting of stockholders to be held on June 30, 1998, and at any adjournments thereof. If the enclosed proxy is executed properly and returned in time to be voted at the meeting, the shares represented will be voted according to the instructions contained therein. Executed proxies that are unmarked will be voted for the election of all nominees for director and in favor of all other proposals. A proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

  The Fund's Annual Report, including audited financial statements for the fiscal year ended December 31, 1997, has been previously mailed to stockholders. This proxy statement was first sent or given to stockholders on or about June 3, 1998.

  The Board of Directors has fixed the close of business on June 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. As of the record date, the Fund had outstanding 7,104,829 shares of Common Stock, par value $.01 per share, and 2,450,000 shares of Cumulative Preferred Stock, par value $.01 per share, each share being entitled to one vote. As of such date, Cede & Co., nominee for The Depository Trust Company, 55 Water Street, New York, NY 10046, held of record (and not beneficially) 93.2% of the Fund's outstanding Common Stock. According to information available to the Fund, as of the record date, no person owned beneficially 5% or more of the outstanding Common Stock of the Fund, and Principal Mutual Life Insurance Company, 711 High Street,
Des Moines, IA 50392, owned of record all of the Fund's outstanding Cumulative Preferred Stock. On the record date, the directors and officers of the Fund as a group owned beneficially 1.2% of the Fund's outstanding Common Stock.

  The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business at the annual meeting. Broker non-votes, abstentions and withhold-authority votes all count for the purpose of determining a quorum. If a quorum is present at the meeting but sufficient votes in favor of one or more proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting or represented by proxy. The persons named as proxies will vote in favor of such adjournment if they determine that adjournment and additional solicitation is reasonable and in the interests of stockholders of the Fund.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Fund currently has a Board of seven Directors. The directors have determined to reduce the size of the board in connection with the proposed change in the Fund's investment adviser. See Proposal 2.

  The Fund's current investment adviser, Pacholder & Company, is a general partnership between Pacholder Associates, Inc. ("Pacholder Associates") and USF&G Marketing Services Co., each of which has a 50% partnership interest. USF&G Marketing Service Co. is an indirect, wholly-owned subsidiary of USF&G Corporation ("USF&G"). USF&G also owns indirectly approximately 21% of the outstanding stock of Pacholder Associates. Pacholder Associates and USF&G have entered into an agreement providing for the purchase by Pacholder Associates of the Pacholder Associates' stock and 50% partnership interest in Pacholder & Company owned by USF&G.

  Section 15(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), provides, in effect, that the investment adviser of a registered investment company, or an affiliated person of such adviser, may receive any amount or benefit in connection with the sale of the adviser's business provided that certain conditions are satisfied. One such condition is that during the three-year period immediately following a transaction to which
Section 15(f) is applicable, at least 75% of the investment company's board of directors must not be "interested persons" (as defined in the 1940 Act) of either the successor or predecessor investment adviser. The size of the Board of Directors is being reduced from seven to four, and three of the four directors of the Fund who are "interested persons" are not being renominated, so that this condition to the availability of the safe harbor provided by
Section 15(f) will be satisfied.

  The Board of Directors has nominated the four persons listed below for election as directors, each to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees is currently serving as a director of the Fund and was elected at the annual meeting of stockholders held on May 22, 1997. The remaining three directors of the Fund (Messrs. Pacholder, Shanahan and Sweeney) are not being renominated; however, they will continue to serve as directors until their terms of office expire at the 1998 annual meeting. It is anticipated that Mr. Morgan will replace Dr. Pacholder as Chairman of the new Board of Directors.

  Each nominee has consented to being named in this proxy statement and has agreed to serve as a director of the Fund if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Fund may recommend. There are no family relationships among the nominees.

  Under the Fund's charter, the holders of the outstanding shares of Common Stock, voting as a separate class, are entitled to elect two directors; the holders of the outstanding shares of Cumulative Preferred Stock, voting as a separate class, are entitled to elect two directors; and the holders of the outstanding shares of Common Stock and Cumulative Preferred Stock, voting together as a single class, are entitled to elect the remaining directors of the Fund. The Board of Directors has nominated Messrs. Grant and Morgan for election by holders of the Common Stock and Messrs. Williamson and Woodard for election by the holders of the Cumulative Preferred Stock. The directors will be elected by a plurality of the votes cast at the meeting, provided that a quorum is present. Broker non-votes, abstentions and withhold-authority votes will not be considered votes cast for this purpose.

  THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES LISTED BELOW.

                                                                                SHARES
                                                                                BENEFICIALLY
                                          YEAR FIRST                            OWNED AS OF
                          POSITION WITH   ELECTED AS   PRINCIPAL OCCUPATION     JUNE 1,
NAME                 AGE  THE FUND        A DIRECTOR   DURING PAST FIVE YEARS   1998(1)
----                 ---  -------------   ----------   ----------------------   ------------
William J. Morgan*   43   Executive        1988        President, Secretary and  30,709(2)
                          Vice President,              Director, Pacholder
                          Treasurer and                Associates, Inc.
                          Director                     Director, Duckwall-ALCO
                                                       Stores, Inc. (variety
                                                       and discount stores);
                                                       ICO, Inc. (oil field
                                                       services); Kaiser
                                                       Ventures, Inc.
                                                       (environmental services)
                                                       and Smith-Corona
                                                       Corporation (office
                                                       equipment manufacturer).
Daniel A. Grant      53   Director         1992        President, Utility         1,604
                                                       Management Services.
John F. Williamson   60   Director         1991        Chairman and President,    6,287
                                                       Williamson Associates,
                                                       Inc. (since Jan. 1997);
                                                       Executive Vice President
                                                       and Chief Financial
                                                       Officer, Asset
                                                       Allocation Concepts,
                                                       Inc. (1995 to 1996);
                                                       Vice President and
                                                       Senior Portfolio
                                                       Manager, American Life &
                                                       Casualty Insurance Co.
                                                       (1993 to 1994).
                                                       Director, ICO, Inc. (oil
                                                       field services).
George D. Woodard    51   Director         1995        Closely Held Business      5,000
                                                       Specialist, Henry &
                                                       Horne, P.L.C. (since
                                                       1996);
                                                       Principal, George D.
                                                       Woodard, CPA (1995-
                                                       1996); Vice President,
                                                       Rider Kenley &
                                                       Associates (1994 to
                                                       1995); Principal,
                                                       George D. Woodard, CPA
                                                       for more than five years
                                                       prior thereto.

--------
  * Nominee who is considered an "interested person" of the Fund (as defined in the 1940 Act) by reason of his affiliation with the Fund's investment adviser.

(1) Each nominee owns less than 1% of the outstanding Common Stock.

(2) Includes 10,666 shares owned by a family company of which Mr. Morgan is an officer, director and minority shareholder.

  Mr. Morgan is an officer and stockholder of Pacholder Associates, a general partner of the Fund's investment adviser. The general and limited partners of the Fund's administrator are wholly-owned subsidiaries of Pacholder Associates. See "Administrative and Other Services."

  Directors and officers of the Fund who are employed by the Fund's investment adviser or a corporate affiliate of the investment adviser, or are retired from such employment, serve without compensation from the Fund. The Fund pays each director who is not an employee of the investment adviser or any corporate affiliate of the investment adviser an annual fee of $10,000 plus $1,500 or $1,000 for each meeting of the Board of Directors attended in person or by telephone, respectively, and reimburses directors for travel and other out-of-pocket expenses incurred by them in connection with attending in-person meetings. The following table provides compensation information for the fiscal year ended December 31, 1997 for all of the Fund's directors and the highest-paid executive officers who received compensation in excess of $60,000.

                                           PENSION OR                           TOTAL COMPENSATION
                         AGGREGATE         RETIREMENT BENEFITS ESTIMATED ANNUAL FROM FUND AND FUND
NAME OF PERSON,          COMPENSATION FROM ACCRUED AS PART OF  BENEFITS UPON    COMPLEX PAID TO
POSITION                 FUND              FUND EXPENSES       RETIREMENT       DIRECTORS
---------------          ----------------- ------------------- ---------------- ------------------
Asher O. Pacholder                  0                0                 0                   0
Chairman and Director
William J. Morgan                   0                0                 0                   0
Executive Vice
 President,
Treasurer and Director
James P. Shanahan, Jr.              0                0                 0                   0
Secretary and Director
Daniel A. Grant               $16,500                0                 0             $16,500
Director
John C. Sweeney                     0                0                 0                   0
Director
John F. Williamson            $16,500                0                 0             $16,500
Director
George D. Woodard             $16,500                0                 0             $16,500
Director

  For the fiscal year ended December 31, 1997, the directors of the Fund as a group received aggregate remuneration from the Fund of $49,500.

  The Board of Directors has an Audit Committee which makes recommendations to the Board of Directors with respect to the engagement of the Fund's independent accountants and reviews with the independent accountants the scope and results of the audit engagement and matters having a material effect upon the financial operations of the Fund. The Audit Committee also reviews the pricing of illiquid securities held in the Fund's portfolio. The members of the Audit Committee are Daniel A. Grant, John F. Williamson and George D. Woodard. It is anticipated that Messrs. Grant, Williamson and Woodard will constitute the Audit Committee of the new Board of Directors. The Board of Directors does not have a Nominating Committee.

  During the fiscal year ended December 31, 1997, the Board of Directors met six times. No director attended fewer than 75% of the board meetings. The Audit Committee held one meeting during 1997 at which all committee members were in attendance.

  Information regarding the Fund's other directors and executive officers is set forth below. The address of each is 8044 Montgomery Road, Cincinnati, OH 45236.

                                                                                          SHARES
                                                    YEAR FIRST                            BENEFICIALLY
                            POSITION(S)             ELECTED AS PRINCIPAL OCCUPATION       OWNED AS OF
 NAME                   AGE WITH THE FUND           AN OFFICER DURING PAST FIVE YEARS     JUNE 1, 1998(1)
 ----                   --- -------------           ---------- ----------------------     ---------------
 Asher O. Pacholder      61 Chairman and Director      1988    Chairman and Chief             17,621
                                                               Executive Officer,
                                                               Pacholder Associates,
                                                               Inc.; Chairman and Chief
                                                               Financial Officer, ICO,
                                                               Inc. (since 1995).
 James P. Shanahan, Jr.  36 Secretary and Director     1988    Executive Vice President       16,881
                                                               and General Counsel,
                                                               Pacholder Associates,
                                                               Inc.
 Anthony L. Longi, Jr.   32 President and Assistant    1994    Executive Vice                  2,977
                            Treasurer                          President, Pacholder
                                                               Associates, Inc.
 James E. Gibson         33 Senior Vice President      1995    Executive Vice                  3,619
                                                               President, Pacholder
                                                               Associates, Inc.
 Mark H. Prenger         27 Assistant Treasurer        1995    Vice President,                   518
                                                               Pacholder Associates,
                                                               Inc. (since 1994);
                                                               full-time university
                                                               student prior thereto.

--------
(1) Each person owns less than 1% of the outstanding Common Stock.

  PROPOSAL 2: APPROVE OR DISAPPROVE A NEW INVESTMENT ADVISORY AGREEMENT WITH
                           PACHOLDER & COMPANY, LLC

INTRODUCTION

  The Board of Directors of the Fund has determined that it would be in the best interests of the Fund and its stockholders to terminate the Investment Advisory Agreement dated November 16, 1988, as amended (the "Current Agreement"), between the Fund and Pacholder & Company (the "Current Adviser") and to enter into a new investment advisory agreement (the "New Agreement"), a form of which is attached to this proxy statement as Exhibit A, with Pacholder & Company, LLC (the "New Adviser").

  The Current Adviser, located at 8044 Montgomery Road, Suite 382, Cincinnati, OH 45236, has served as the Fund's investment adviser since the Fund commenced operations in 1988. The Current Adviser was organized in 1988 as an Ohio general partnership between Pacholder Associates and USF&G Marketing Services Co., which each have a 50% partnership interest in the Current Adviser. In a general partnership, each of the partners is jointly and severally liable for all obligations of the partnership.

  Pacholder Associates is an investment advisory firm formed in December 1983 which specializes in high yield, fixed income securities. Pacholder Associates currently manages in excess of approximately $750 million for institutional clients and provides research and consulting services to those clients and others. Approximately $500 million of the accounts currently managed by Pacholder Associates are dedicated to investing in securities similar to those in which the Fund invests. Pacholder Associates is the sub-adviser responsible for investing in high yield, fixed income securities for the Hyperion Total Return Fund, Inc., a closed-end investment company. A majority of Pacholder Associates' outstanding stock is owned by Asher O. Pacholder who is Chairman of Pacholder Associates and the Fund. William J. Morgan and James P. Shanahan, Jr., officers and directors of the Fund, are also stockholders, officers and directors of Pacholder Associates.

  USF&G Marketing Services Co. is an indirect wholly-owned subsidiary of USF&G. On April 24, 1998, USF&G merged with a wholly-owned subsidiary of The St. Paul Companies, Inc. The combined company is operating under the "St. Paul" name and is the eighth-largest property and casualty insurance underwriter in the United States, based on 1996 net written premiums. USF&G owns indirectly approximately 21% of the outstanding stock of Pacholder Associates. John C. Sweeney, a director of the Fund, is an officer of USF&G.

  In May 1998, Pacholder Associates and USF&G entered into an agreement providing for the purchase by Pacholder Associates of the stock of Pacholder Associates and the 50% partnership interest in the Current Adviser owned indirectly by USF&G. The closing of the transactions contemplated by this agreement is subject to regulatory approval of the acquisition of a 49% equity interest in the New Adviser by Banc One Investment Advisors Corporation ("Banc One Investment Advisors") and approval of the New Agreement by stockholders of the Fund.

  The Fund's name as specified in its charter is "Pacholder Fund, Inc.", and the trademark "USF&G" has been licensed to the Fund by USF&G. The Fund has entered into an agreement with USF&G which requires the Fund to cease using the trademark "USF&G" upon the occurrence of certain events, including termination of the Current Agreement. It is expected that the Fund will cease using the trademark "USF&G" as of the effective date of the New Agreement. This change is not expected to have a material adverse effect on the Fund or its stockholders.

DESCRIPTION OF NEW ADVISER

  The New Adviser is a limited liability company organized under Ohio law. Pacholder Associates will own 51% of the equity interest in the New Adviser and Banc One Investment Advisors will own the remaining 49%. Unlike the partners of a general partnership, the members of a limited liability company generally are not liable for the obligations of the limited liability company. The address of the New Adviser is 8044 Montgomery Road, Suite 382, Cincinnati, OH 45236.

  Banc One Investment Advisors is an indirect wholly-owned subsidiary of Banc One Corporation, a bank holding company located in the state of Ohio. As of December 31, 1997, Banc One Investment Advisors managed over $57 billion in assets. Banc One Corporation has affiliate banking organizations in 12 states and has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance, and insurance. On a consolidated basis, Banc One Corporation had assets of over $115 billion as of December 31, 1997.

  Banc One Investment Advisors represents a consolidation of the investment advisory staffs of a number of bank affiliates of Banc One Corporation, which have considerable experience in the management of open-end management investment company portfolios, including The One Group(R) (an open-end management investment company which offers units of beneficial interest in 33 separate funds). It is anticipated that a joint venture entity affiliated with Pacholder Associates, Inc. and Banc One Investment Advisors will serve as subadvisor to a high yield mutual fund to be organized within The One Group.

TERMS OF CURRENT AND NEW AGREEMENTS

  Except for differences in the effective and renewal dates, the Current and New Agreements are substantially similar. Pursuant to each agreement, the adviser, subject to the supervision of the Fund's Board of Directors and in accordance with the Fund's investment objective, policies and restrictions, identifies securities suitable for investment by the Fund, makes investment decisions, and places purchase and sale orders. Each agreement provides that the adviser will obtain and evaluate such information and advice relating to the economy, securities markets and specific securities as it considers necessary or useful to make investment decisions on behalf of the Fund, and will manage continuously the assets of the Fund in a manner consistent with its investment objective and policies.

  Under each agreement, in addition to managing the Fund's investments, the adviser maintains certain of the Fund's records and furnishes, at its own expense, such office space, facilities, equipment, clerical help and bookkeeping as the Fund may reasonably require in the conduct of its business. In addition, the adviser pays the salaries of all personnel, including officers of the Fund who are employees of the adviser.

  Expenses not expressly assumed by an adviser under each agreement are paid by the Fund. The expenses borne by the Fund include, but are not limited to, the following: investment advisory fees; fees and expenses of any registrar, custodian, stock transfer and dividend disbursing agent; brokerage commissions; taxes; expenses of registration of the Fund and its shares under Federal and state securities laws; all expenses of stockholders' and directors' meetings and of preparing, printing and mailing prospectuses, proxy statements and reports to stockholders; directors' fees and expenses; expenses incident to any dividend reinvestment program; charges and expenses of any outside service used for pricing of the Fund's portfolio securities; fees and expenses of legal counsel and independent accountants; membership dues of industry associations; interest on borrowings; fees and expenses incident to the listing of the Fund's shares on any stock exchange; insurance premiums; and extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification relating thereto).

  Each agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the adviser is not liable to the Fund or its stockholders for any act or omission by the adviser or for any losses sustained by the Fund or its stockholders. Neither agreement restricts the adviser from acting as investment manager or adviser to others, including entities that may have investment objectives similar or identical to those of the Fund.

  Both the Current Agreement and the New Agreement are renewable annually by the Board of Directors of the Fund, or by vote of the holders of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, and by the vote of a majority of the directors of the Fund who are not parties to the agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Stockholders of the Fund approved an amendment to the investment advisory fee under the Current Agreement at the annual meeting held on August 15, 1994. The Board of Directors most recently approved renewal of the Current Agreement on May 18, 1998.

  The Current and New Agreements terminate automatically in the event of an "assignment" (as defined in the 1940 Act) and may be terminated without penalty at any time by majority vote of the entire Board of Directors of the Fund, or by vote of the holders of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, on 30 days' written notice to the adviser, or by the adviser on 180 days' written notice to the Fund.

INVESTMENT ADVISORY FEE

  As full compensation for the services provided, facilities furnished and expenses paid by the adviser under both the Current and New Agreement, the adviser is entitled to receive an annual investment advisory fee which increases or decreases from a "fulcrum fee" of 0.90% of the Fund's average net assets based on the total return investment performance of the Fund for the prior 12-month period relative to the percentage change in the CS First Boston High Yield Index(TM) (the "Index") for the same period (the "Index Return"). A general description of the Index is set forth in the Appendix.

  The investment advisory fee is paid quarterly at an annual rate which varies between 0.40% and 1.40% of the Fund's average net assets. The fee is structured so that it will be 0.90% if the Fund's investment performance for the preceding 12 months (net of all fees and expenses, including the advisory fee) equals the Index Return. The advisory fee increases or decreases from the 0.90% "fulcrum fee" by 10% of the difference between the Fund's investment performance during the preceding 12 months and the Index Return during the period, up to the maximum fee of 1.40% or down to the minimum fee of 0.40%. The following table shows examples of the fee rates that would be applicable based on the relative performance of the Fund and the Index during a particular 12-month period:

         FUND PERFORMANCE             ADVISORY FEE RATE*
         (NET OF FEES AND EXPENSES)   (AS % OF AVERAGE NET ASSETS)
         --------------------------   ----------------------------
           Index Return +5%                       1.40
           Index Return +4%                       1.30
           Index Return +3%                       1.20
           Index Return +2%                       1.10
           Index Return +1%                       1.00
           Index Return                           0.90
           Index Return -1%                       0.80
           Index Return -2%                       0.70
           Index Return -3%                       0.60
           Index Return -4%                       0.50
           Index Return -5%                       0.40

--------
 *The advisory fee increases or decreases from a "fulcrum fee" of 0.90%.

  Under the New Agreement, the compensation payable to the New Adviser will equal the amount calculated as described above reduced by the compensation previously paid by the Fund to the Current Adviser in respect of the applicable 12-month period. In the event that the prior payments to the Current Adviser should exceed the amount of the annual advisory fee, the New Adviser is required to remit the excess as soon as practicable after the end of the quarter. For the fiscal year ended December 31, 1997, the aggregate fee paid by the Fund to the Current Adviser was $1,948,943. If the New Agreement had been in effect during the same period, the New Adviser would have received the same amount.

  The investment advisory fee paid by the Fund has exceeded, for certain periods, and may exceed in the future, the fees paid by other closed-end investment companies. In addition, the 0.90% "fulcrum fee" is higher than the fees paid by many closed-end funds. The advisory fee paid by the Fund may exceed the fees paid by other comparable funds, even if the Fund's investment performance is not equal to the Index Return. Moreover, the adviser could receive the maximum fee, even if the Fund's absolute investment performance is negative. The adviser also could receive the minimum fee when the Fund experiences significant positive performance.

  In the event the Index is no longer published or available or becomes an inappropriate measure of the Fund's performance, the Board of Directors will meet to approve another appropriate index or will negotiate a fixed advisory fee with the adviser, in which event the advisory fee payable for the immediately preceding 180-day period will be the lesser of the fee payable under the current agreement and the fee payable under a new advisory agreement.

BANKING LAW MATTERS

  Banking laws and regulations generally permit bank holding companies and their non-bank affiliates to act as an investment adviser to registered closed-end investment companies. However, banking laws and regulations, including the Glass-Steagall Act as currently interpreted by the Board of Governors of the Federal Reserve System, prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956, or any affiliate thereof, from sponsoring, organizing, controlling or distributing the shares of a registered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling or distributing securities.

  The New Adviser believes that it possesses the legal authority to perform the investment advisory services contemplated by the New Agreement without violation of applicable statutes and regulations. Future changes in either Federal or state statutes and regulations relating to the permissible activities of banks or bank holding companies and the subsidiaries or affiliates of those entities, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations, could prevent or restrict the New Adviser from continuing to perform such services for the Fund. Depending upon the nature of any changes in the services which could be provided by the New Adviser, the Board of Directors of the Fund would review the Fund's relationship with the New Adviser and consider taking all action necessary in the circumstances. It is not anticipated, however, that any such change would affect the net asset value of the Fund's shares or result in any financial loss to any stockholder.

CONSIDERATION BY THE BOARD OF DIRECTORS

  The Board of Directors of the Fund met on May 18, 1998 to consider, among other matters, the New Agreement. Pacholder Associates reviewed the proposal in full with the directors and provided them with information to assist in their deliberations. The materials provided by Pacholder Associates included the following: (i) information concerning Pacholder Associates and Banc One Investment Advisors; (ii) information regarding the New Adviser, its members, ownership structure, personnel, operations and financial condition; and

(iii) an analysis of the investment performance and expenses of the Fund, as well as comparative advisory fee and expense information for closed-end funds similar to the Fund.

  The Board of Directors considered all of the information provided by Pacholder Associates. In reaching its decision, the directors gave careful consideration to a number of factors. First, the directors evaluated the proposal in light of the fact that Pacholder Associates and USF&G have agreed to consummate transactions which will result in the termination of the Current Adviser and that new arrangements for management of the Fund will have to be made. Second, the directors considered the fact that Pacholder Associates will have a majority interest in the New Adviser, that the overall portfolio management strategy for the Fund will continue to be determined under the general supervision and direction of Messrs. Pacholder and Morgan, and that Mr. Longi will continue to be responsible for the day-to-day management of the Fund's portfolio. The directors also considered the fact that through the New Adviser, the capabilities and resources of Banc One Investment Advisors and its affiliates in the area of investment management, including investment and economic research and analysis, will become available to the Fund. Finally, the directors considered the fact that the Current Agreement and the New Agreement are substantially similar and that the investment advisory fee payable by the Fund will not change as a result of the New Agreement.

  The Board of Directors was also advised by legal counsel regarding the provisions of Section 15(f) of the 1940 Act. Section 15(f) provides, in effect, that the investment adviser of a registered investment company, or an affiliated person of such adviser, may receive any amount or benefit in connection with the sale of the adviser's business provided that two conditions are satisfied. First, an "unfair burden" must not be imposed on the investment company as a result of the sale or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" as defined in the 1940 Act includes any arrangement during the two-year period after the transaction whereby the predecessor or successor investment adviser, or any "interested person" (as defined in the 1940 Act) of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services), or from the investment company or its security holders (other than fees for bona fide investment advisory and other services). The Board of Directors was advised that management was not aware of any circumstances relating to the proposal that might result in the imposition of an "unfair burden" on the Fund. The second condition of Section 15(f) is that during the three-year period immediately following the transaction, at least 75% of the investment company's board of directors must not be "interested persons" (as defined in the 1940 Act) of the successor or predecessor adviser. The composition of the Board of Directors of the Fund is being altered so that this condition will be satisfied. See Proposal 1.

  After consideration of the proposal, and such other information as the directors deemed relevant, the Board of Directors, including all of the directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, approved the New Agreement.

REQUIRED VOTE

  Approval of the New Agreement requires the affirmative vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. Under the 1940 Act, the vote of "a majority of the outstanding securities" means the vote (i) of 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) of more than 50% of the shares, whichever is the less. For this purpose, the holders of the Preferred Stock and the Common Stock will vote together as one class. Abstentions and broker non-votes (i.e., shares held in the name of a broker or nominee for which an executed proxy is received, but which have not been voted because the broker or nominee does not have discretionary voting power and voting instructions have not been received from the beneficial owner) will not be considered votes cast and, for purposes of (i) above, will have the same effect as votes cast against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE NEW AGREEMENT. If the New Agreement is not approved by stockholders of the Fund, the Current Agreement will remain in effect until terminated in accordance with its terms and the Board of Directors will consider whether to pursue alternative action.


       PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors, including all of the directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, has selected Deloitte & Touche LLP as the Fund's independent accountants for the fiscal year ending December 31, 1998. The employment is conditioned on the right of the Fund to terminate the employment without penalty by vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. Deloitte & Touche LLP currently serves as the Fund's independent accountants and the Fund's financial statements for the fiscal year ended December 31, 1997 have been audited by Deloitte & Touche LLP, which expressed an unqualified opinion on such financial statements. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions raised at the meeting and to make a statement if he wishes to do so.

  Ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of all the votes cast at the meeting. Abstentions and broker non-votes will not be considered votes cast for this purpose.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP. If the selection of Deloitte & Touche LLP is not ratified by stockholders, the firm will not serve as the Fund's independent accountants for the fiscal year ending December 31, 1998, and the Board of Directors will be required to select new independent accountants.

                       ADMINISTRATIVE AND OTHER SERVICES

ADMINISTRATOR

  Kenwood Administrative Management, Limited Partnership (the "Administrator"), 8044 Montgomery Road, Suite 382, Cincinnati, OH 45236, serves as administrator of the Fund. The Administrator is a limited partnership whose general and limited partners are wholly-owned subsidiaries of Pacholder Associates. The Administrator monitors the Fund's compliance with various regulatory requirements, coordinates and monitors the activities of the Fund's other service providers, handles various public and shareholder relations matters, and assists in the preparation of financial and other reports.

ACCOUNTING AND PRICING AGENT

  Pacholder Associates serves as accounting and pricing agent for the Fund and is responsible for (i) accounting relating the Fund and its investment transactions, (ii) determining the net asset value per share of the Fund,
(iii) maintaining the Fund's books of account, and (iv) monitoring, in conjunction with the Fund's custodian, all corporate actions, including dividends and distributions and stock splits, in respect of securities held in the Fund's portfolio.

YEAR 2000 ISSUE

  The Fund depends on the smooth functioning of computer systems in almost every aspect of its business. Like other investment companies, businesses and individuals, the Fund could be adversely affected if the computer systems used by its service providers do not properly process dates on and after January 1, 2000 and distinguish between the year 2000 and the year 1900. The Fund has made inquiry of its service providers to determine whether they expect to have their computer systems adjusted for the year 2000 transition, and is seeking assurances from each service provider that it expects its systems to accommodate the year 2000 transition without material adverse consequences to the Fund. While it is likely that these assurances will be obtained, the Fund and its stockholders may experience losses if they prove to be incorrect or as a result of year 2000 computer difficulties experienced by issuers of portfolio securities or custodians, banks, broker-dealers or others with which the Fund does business.

                            SOLICITATION OF PROXIES

  In addition to solicitation by mail, solicitations on behalf of the Board of Directors may be made by personal interview, telegram and telephone. Certain officers and regular agents of the Fund, who will receive no additional compensation for their services, may use their efforts, by telephone or otherwise, to request the return of proxies. In addition, Shareholder Communications Corporation, 17 State Street, New York, NY 10004, has been retained at an estimated cost of $5,000 plus out-of-pocket expenses to perform various proxy advisory and solicitation services. Shareholder Communications Corporation will utilize approximately 32 persons in its solicitation efforts. The costs of preparing, assembling, mailing and transmitting proxy materials and of soliciting proxies on behalf of the Board of Directors (including the fees and expenses of Shareholder Communications Corporation) will be borne by the Fund. The Fund will reimburse, upon request, broker-dealers and other custodians, nominees and fiduciaries for their reasonable expenses of sending proxy soliciting material to beneficial owners.

                                OTHER BUSINESS

  Management of the Fund knows of no other business that may come before the annual meeting. If any additional matters are properly presented at the meeting, the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

  If a stockholder wishes to present a proposal for inclusion in the proxy statement for the next annual meeting of stockholders, the proposal must be submitted in writing and received by the Secretary of the Fund on or before January 31, 1999.

                                 ANNUAL REPORT

  The Fund's Annual Report for the fiscal year ended December 31, 1997 may be obtained without charge by writing to USF&G Pacholder Fund, Inc., 8044 Montgomery Road, Suite 382, Cincinnati, OH 45236, or by calling the Fund toll free at 1-800-837-2755.

                                                                       APPENDIX

                              DESCRIPTION OF THE
                     CS FIRST BOSTON HIGH YIELD INDEX(TM)

  The CS First Boston High Yield Index(TM) (the "Index") is an index of high-yield corporate debt securities, which at December 31, 1997 included 1,282 issues with an aggregate par value of $257 billion and an aggregate market value of $247 billion. The securities comprising the Index are selected primarily on the basis of size, liquidity and diversification. The factors considered with regard to diversification are industry, rating, yield and duration. With regard to size, an issue is added to the Index if it is larger than $75 million at the end of the issue month. Securities issued as investment grade securities but which subsequently are reduced to a rating below investment grade may be included in the Index subject to the same criteria, except that market value is used instead of par value and a three-month period is required prior to addition. A security that goes into default after inclusion in the Index whose market value declines below $20 million for six consecutive months is deleted from the Index. Likewise, non-defaulted issues whose market value falls below $50 million for six consecutive months are deleted from the Index. On December 31, 1997, of the 1,282 issues comprising the Index, 1,109 (84.9% of market value) were cash paying issues not in default, 144 issues (14.3% of market value) were zero coupon or deferred interest issues not in default, and 29 issues (0.8% of market value) were in default.

  The Index is calculated daily and published monthly by CS First Boston Corporation High Yield Research Group. CS First Boston Corporation High Yield Research Group may rebalance or reweight the Index every year to match the industry and rating breakdown of the universe of the high-yield public debt market.

                                                                      EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT

  AGREEMENT made as of the    day of        , 1998, by and between Pacholder
Fund, Inc., a Maryland corporation (hereinafter called the "Fund"), and Pacholder & Company, LLC, an Ohio a limited liability company (hereinafter called the "Adviser").

  WHEREAS, the Fund is engaged in business as a diversified, closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

  WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of acting as investment adviser; and

  WHEREAS, the Fund desires to retain the Adviser to render management and investment advisory services in the manner and on the terms and conditions hereinafter set forth; and

  WHEREAS, the Adviser desires to be retained to perform services on said terms and conditions;

  NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the Fund and the Adviser agree as follows:

  1. Duties and Responsibilities of Adviser.

  A. Investment Advisory Services. The Fund hereby retains the Adviser to act as investment manager of the Fund and, subject to the supervision of the Fund's Board of Directors, to supervise the investment activities of the Fund as hereinafter set forth giving due consideration to the policies of the Fund as expressed in the Fund's Registration Statement on Form N-2 under the 1940 Act and under the Securities Act of 1933, as amended, as well as to the factors affecting the status of the Fund as a "regulated investment company" under the Internal Revenue Code of 1986, as amended. Without limiting the generality of the foregoing, the Adviser:

    (i) shall obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties hereunder;

    (ii) shall continuously manage the assets of the Fund in a manner consistent with the investment objectives and policies of the Fund;

    (iii) shall determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; and

    (iv) shall take such further action, including the placing of purchase and sale orders on behalf of the Fund, as the Adviser shall deem necessary or appropriate. The Adviser shall also furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Fund may, from time to time, reasonably request.

  B. Reports to Fund. The Adviser shall furnish to or place at the disposal of the Fund such information, reports, evaluations, analyses and opinions as the Fund may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Fund.

  C. Fund Personnel. The Adviser agrees to permit individuals who are officers or employees of the Adviser to serve (if duly elected or appointed) as officers, directors, members of any committee of directors, members of any Advisory board, or members of any other committee of the Fund, without remuneration from or other cost to the Fund.

  D. Personnel, Office Space, and Facilities of Adviser. The Adviser at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as the Adviser requires in the performance of its investment advisory and other obligations under this Agreement.

  2. Allocation of Expenses.

  A. Expenses Paid by Adviser. The Adviser shall bear the cost of rendering the investment management and supervisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees of the Fund who are employees of the Adviser or any corporate affiliate of the Adviser, if any, and provide such office space, facilities and equipment and such clerical help and bookkeeping services as the Fund shall reasonably require in the conduct of its business. The Adviser shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Fund.

  B. Expenses Paid by Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including without limitation: the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel and the costs and expenses of preparation, printing (including typesetting) and distributing a prospectus for such purposes); all expenses of stockholders' and directors' meetings and of preparing, printing and mailing proxy statements and reports to stockholders; fees of directors or members of any advisory board or committee who are not employees of the Adviser or any corporate affiliate of the Adviser; travel expenses of directors; all expenses incident to the payment of any dividend reinvestment program; charges and expenses of any outside service used for pricing of the Fund's portfolio securities; charges and expenses of legal counsel, including counsel to the directors of the Fund who are not "interested persons" (as defined in the Act) of the Fund or the Adviser, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; fees and expenses incident to the listing of the Fund's shares on any stock exchange; postage; insurance premiums on property or personnel (including officers and directors) of the Fund which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); fees and expenses of counsel, accountants and investment bankers; and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

  3. Compensation.

  A. Fulcrum Fee. As full compensation for the services provided, facilities furnished and expenses paid by the Adviser under this Agreement, the Fund agrees to pay the Adviser an annual investment advisory fee, which increases and decreases proportionately based on the investment performance of the Fund in relation to the investment record of the CS First Boston High Yield Index(TM) (the "Index"). The advisory fee shall be accrued at least weekly and paid quarterly as soon as practicable after the end of each calendar quarter, as follows:

    (i) If the Fund's investment performance for the twelve months immediately preceding the end of the quarter is equivalent to the investment record of the Index for the same 12-month period, then the advisory fee shall be computed at the annual rate of 0.90% of the Fund's average net assets. The rate at which the advisory fee is computed shall be increased or decreased from the 0.90% fulcrum fee by 10% of the amount by which the investment performance of the Fund exceeds or is less than the investment record of the Index, up to a maximum of 1.40% and down to a minimum of 0.40%. For purposes of calculating the amount of the advisory fee, the Fund's average net assets shall be determined by taking the average of all determinations of such net assets during the applicable 12-month period. The investment performance of the Fund and the investment record of the Index shall be determined in accordance with the Advisers Act and the rules and regulations promulgated thereunder.

    (ii) The compensation payable to the Adviser after the end of each quarter shall be equal to the amount of the annual advisory fee calculated as provided in sub-paragraph (i) above reduced by the compensation previously paid by the Fund to the Adviser and/or to Pacholder & Company in respect of the applicable 12-month period. In the event that such prior payments should exceed the amount of the annual advisory fee payable hereunder, the Adviser shall remit to the Fund such excess as soon as practicable after the end of the quarter.

  B. Proration. If the Adviser shall serve for less than the whole of any quarter, the investment advisory fee shall be prorated on the basis of the twelve-month period immediately preceding the date of termination of this Agreement.

  4. Brokerage. Subject to the approval of the Board of Directors of the Fund, the Adviser, in carrying out its duties under Section 1. A., may cause the Fund to pay a broker-dealer which furnishes brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a higher commission than that which might be charged by another broker-dealer, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined in Section 3(a)(35) of the Exchange Act).

  5. Adviser's Use of the Services of Others. The Adviser may (at its cost except as contemplated by Sections 2 and 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Adviser or the Fund with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Fund, or in the discharge of Adviser's overall responsibilities with respect to the other accounts which it serves as investment adviser.

  6. Ownership of Records. All records required to be maintained and preserved by the Fund pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by the Adviser on behalf of the Fund are the property of the Fund and will be surrendered by the Adviser promptly on request by the Fund.

  7. Limitation of Liability of Adviser. The Adviser will use its best efforts in the supervision and management of the investment activities of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder the Adviser shall not be liable to the Fund or any of its shareholders for any error of judgment or mistake of law or for any act or omission by the Adviser or for any losses sustained by the Fund or its shareholders.

  8. Services to Other Clients. Subject to Section 12 of this Agreement, nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

  9. Use of Adviser's Name. The Fund may include the name "Pacholder" or any other name derived from the name "Pacholder" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Adviser as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, the Fund will (by corporate action, if necessary) cease to use any name derived from the name "Pacholder", any name similar thereto or any other name indicating that it is advised by or otherwise connected with the Adviser, or with any organization which shall have succeeded to the Adviser's business as investment adviser.

  10. Term of Agreement. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein shall
continue in effect until         , 1999. Thereafter, if not terminated, this
Agreement shall continue in effect for successive periods of 12 months each
ending on         of each year, provided such continuance is specifically
approved at least annually by the vote of holders of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund or by the Board of Directors of the Fund, and, in either event, by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon 30 days' written notice to the Adviser, either by majority vote of the directors of the Fund or by the vote of the holders of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Adviser may terminate this Agreement without payment of penalty on 180 days' written notice to the Fund. In the event the Adviser elects to terminate this Agreement, the advisory fee payable during the 180-day period will be the lesser of the fee payable under this Agreement or the fee which will be payable to the Adviser under any new advisory agreement with the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

  11. Amendment. This Agreement may be amended by the parties without the vote or consent of the stockholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Adviser shall be liable for failing to do so.

  12. Allocation of Services. The Adviser reserves the right to manage other investment accounts, including those with investment objectives similar to the Fund. Securities considered as investments for the Fund may also be appropriate for other investment accounts managed by the Adviser. Subject to applicable laws and regulations, the Adviser will attempt to allocate equitably portfolio transactions among the portfolios of its other investment accounts whenever decisions are made to purchase or sell securities by the Fund and one or more of such other accounts simultaneously. In making such allocations, the main factors to be considered by the Adviser will be the respective investment objectives of the Fund and such other accounts, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Fund and such other accounts, the size of investment commitments generally held by the Fund and such accounts, and the opinions of the persons responsible for recommending investments to the Fund and such other accounts.

  13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act and the Advisers Act. To the extent the applicable law of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or the Advisers Act, the latter shall control.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written in Cincinnati, Ohio.

WITNESS:                               PACHOLDER FUND, INC.

___________________________________    By: ___________________________________

WITNESS:                               PACHOLDER & COMPANY, LLC

___________________________________    By: ___________________________________

PROXY

                          USF&G PACHOLDER FUND, INC.

                         COMMON STOCK, $.01 PAR VALUE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony L. Longi, Jr. and James P. Shanahan, Jr. and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse of this card, all the shares of Common Stock, par value $.01 per share, of USF&G Pacholder Fund, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 30, 1998, and at any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, if no direction is given, this proxy will be voted "FOR" the election of all nominees for Director and "FOR" Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                   ENVELOPE.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. AN EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN SHOULD SIGN AS SUCH. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE PROVIDE THE FULL NAME OF THE CORPORATION AND THE NAME OF THE AUTHORIZED OFFICER SIGNING ON ITS BEHALF.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

--------------------------------        ---------------------------------

--------------------------------        ---------------------------------

--------------------------------        ---------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

1.)  Election of Directors.         With-   For All                2.)  With respect to the investment     For   Against   Abstain
                              For   hold    Except                      advisory agreement with            [_]     [_]       [_]
                              [_]   [_]      [_]                        Pacholder & Company, LLC.

  Daniel A. Grant and William J. Morgan

Instruction:  To withhold authority to vote for any                3.)  With respect to ratification of    For   Against   Abstain
individual nominee, mark the "For All Except" box and                   the selection of Deloitte &        [_]     [_]       [_]
strike a line through the nominee(s) name.  Your shares                 Touche LLP as independent
will be voted for the remaining nominee(s).                             accountants.

Please be sure to sign and date this Proxy     Date________________     Mark box at right if comments or address change
                                                                        have been noted on the reverse side of this card.  [_]
-------------------------------------------------------------------
   __________________________         __________________________
     Shareholder sign here                Co-owner sign here                            RECORD DATE SHARES
-------------------------------------------------------------------

                          USF&G PACHOLDER FUND, INC.

                  Cumulative Preferred Stock, $.01 Par Value,
                             Series A and Series B

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Anthony L. Longi, Jr. and James P. Shanahan, Jr., and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Series A and Series B Cumulative Preferred Stock, par value $.01 per share, of USF&G Pacholder Fund, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 30, 1998, and at any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted "FOR" the election of all nominees for Director and "FOR" Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


 1. Election of Directors:      [_] FOR       [_] WITHHOLD    [_] FOR ALL EXCEPT

   Instruction:  To withhold authority to vote for any individual nominee, mark
   -----------
the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

                   John F. Williamson and George D. Woodward

 2. FOR [_]     AGAINST [_]     ABSTAIN [_]     With respect to the investment
                                                advisory agreement with
                                                Pacholder & Company, LLC.

 3. FOR [_]     AGAINST [_]     ABSTAIN [_]     With respect to ratification of
                                                the selection of Deloitte &
                                                Touche LLP as independent
                                                accountants.

                                  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:


                                  PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
                                  (For the Benefit of Primart)

                                  By:
                                     ---------------------------------------
                                     Name:
                                     Title:


Dated:
      -----------------------------